Exhibit 20.1

Goal Capital Funding Trust

For the Monthly Servicing Payment Date – January 25, 2006

Current Servicing Period – December 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 01/25/06

Current Collection Period - December 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)
Collection period payment activity
Principal Payments	$3,770,928	$4,990,695	$3,819,591
Principal Claim Payments	45,379	241,623	510,185
Interest Payments	1,049,295	1,850,916	1,887,055
Interest Claim Payments	1,863	3,593	5,801
Fees	—	3,527	4,944
Repurchased principal and interest	—	—	—

Subtotal	4,867,465	7,090,353	6,227,577
Prior period undistributed collections	—	3,565,815	10,808,742
Prior period collections deposited by the Servicer in the current period	—	1,305,180	630,270
Current period collections deposited by the Servicer in the subsequent period	(1,305,180)	(630,270)	(62,954)

Total cash remitted by the Servicers during the current collection period	3,562,285	11,331,079	17,603,636

Other Deposits
Amounts transferred from the pre-fund account	—	—	—
Amounts transferred from the administration account	—	—	(94,542)
Amounts transferred from the borrower benefits account	—	—	—
Amounts transferred from the reserve account	—	—	—
Special allowance payments received	—	—	—
Subsidy payments received	—	—	—
Interest earnings on trust accounts	3,530	325,821	306,486

Total cash deposits	3,565,815	11,656,899	17,815,580

Cash Distributions
U.S. Department of Education	—	(782,444)	(783,697)
Servicing Fees	—	(65,713)	(82,576)
Quarterly Distributions	—	—	—

Account Balance at the end of the Collection Period	$3,565,815	$10,808,742	$16,949,307

Monthly Payments Due & Payable
to the U.S. Department of Education	$782,444	$783,697	$782,910
to the Servicers	65,713	82,576	62,519

Total Monthly Distributions	$848,157	$866,273	$845,428

Available Balance after Monthly Payments Made	$2,717,658	$9,942,469	$16,103,878

	Quarterly Distributions N/A	Quarterly Distributions N/A	Quarterly Distributions N/A
First, to the Servicers, Trustee, and Delaware Trustee
Second, to the Issuer Administrator for Administration Fee
Third, to the Class A Noteholders for Interest
Fourth, to the Class B Noteholders for Interest
Fifth, to the Class A Noteholders for Principal
Sixth, to the Class B Noteholders for Principal
Seventh, to the Reserve Account to Achieve Defined Requirement
Eighth, to the Noteholders for Accelerated Payment of Principal
Ninth, to the Class C Noteholders for Distribution if Applicable
Tenth, to the Issuer

Total Quarterly Distributions

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 01/25/06

Current	Collection Period - December 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor
Senior FRN:
A-1	$308,000,000	$308,000,000	$—	$—	$308,000,000	1.0000
A-2	101,799,000	101,799,000	—	—	101,799,000	1.0000
A-3	247,046,000	247,046,000	—	—	247,046,000	1.0000
A-4	303,155,000	303,155,000	—	—	303,155,000	1.0000

Subtotal	960,000,000	960,000,000	—	—	960,000,000	1.0000
Subordinate FRN:
B-1	40,000,000	40,000,000	—	—	40,000,000	1.0000

Subtotal	40,000,000	40,000,000	—	—	40,000,000	1.0000

Total	$1,000,000,000	$1,000,000,000	$—	$—	$1,000,000,000	1.0000

Portfolio Overview	10/13/05 Closing	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$—	$806,571,651	$82,909,097	$889,480,748	$172,161	$889,652,910
Loans Purchased	806,571,651	86,514,155	(81,350,081)	5,164,074	(3,300,624)	1,863,449
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	—	(3,770,928)	(1,219,767)	(4,990,695)	1,171,104	(3,819,591)
Claims Paid	—	(45,379)	(196,243)	(241,623)	(268,562)	(510,185)
Capitalized Interest	—	206,882	29,160	236,043	212,625	448,667
Servicer Adjustments	—	4,367	(5)	4,362	(1,961)	2,402

Ending Balance	$806,571,651	$889,480,748	$172,161	$889,652,910	$(2,015,258)	$887,637,652

Accrued Interest	3,844,412	4,740,918	1,260,063	6,000,981	1,115,225	7,116,206
SAP Receivable	—	1,032,960	1,718,868	2,751,828	1,948,618	4,700,446
Servicer Payments Due	—	1,305,180	(674,910)	630,270	(567,316)	62,954
Trust Cash Accounts	170,495,942	85,485,543	1,141,294	86,626,837	4,223,511	90,850,348

Total Assets	$980,912,005	$982,045,350	$3,617,476	$985,662,826	$4,704,780	$990,367,606

Senior Notes	$960,000,000	$960,000,000	—	$960,000,000	—	$960,000,000
Subordinate Notes	40,000,000	40,000,000	—	40,000,000	—	40,000,000
Accrued Exp / Payables	1,336,200	3,618,417	2,755,508	6,373,925	3,789,297	10,163,222

Total Liabilities	$1,001,336,200	$1,003,618,417	$2,755,508	$1,006,373,925	$3,789,297	$1,010,163,222

Selected Statistics:
Asset Coverage (a)	97.96%	97.84%	0.09%	97.93%	0.09%	98.02%
Asset Coverage (aaa)	102.04%	101.92%	0.09%	102.01%	0.10%	102.10%
Subordinate %	4.00%	4.00%	0.00%	4.00%	0.00%	4.00%
WA Coupon	4.57%	4.61%	0.00%	4.60%	0.00%	4.60%
Average Balance	$39,301	$39,153	118	$39,271	10	$39,281
WA Rem. Mo.	291.6	291.3	(0.2)	291.1	(0.6)	290.5
Number of Loans	20,523	22,718	(64)	22,654	(57)	22,597

Trust Cash Accounts	10/13/05 Closing	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Reserve acct.	$2,442,832	$2,447,710	$3,058	$2,450,768	$702	$2,451,470
Prefunding acct.	85,216,910	178,493	(133,691)	44,802	13	44,815
Collection acct.	—	3,565,815	7,242,927	10,808,742	6,140,565	16,949,307
Add-on Consol acct.	50,000,000	46,435,605	(5,096,176)	41,339,429	(1,925,309)	39,414,120
Capitalized Int. acct.	31,500,000	31,562,890	39,434	31,602,324	9,054	31,611,378

Subtotal	169,159,742	84,190,513	2,055,552	86,246,065	4,225,024	90,471,089

Accrued Expenses:
Admin. acct.	1,336,200	1,295,030	$(914,258)	380,772	$(1,513)	379,259

Subtotal	1,336,200	1,295,030	(914,258)	380,772	(1,513)	379,259

Total	$170,495,942	$85,485,543	$1,141,294	$86,626,837	$4,223,511	$90,850,348

Accrued Liabilities	10/13/05 Closing	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Accrued Liabilities
FRN Interest Payable	$—	$2,300,550	$3,632,447	$5,932,998	$3,753,529	$9,686,527
Admin Fee Payable	—	22,836	37,319	60,155	37,281	97,437

Total	$—	$2,323,386	$3,669,766	$5,993,153	$3,790,810	$9,783,963

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 01/25/06

Current Collection Period - December 2005

Claims in process	10/13/05 Closing	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$—	$—	$—	$—	$304,814	$304,814
Filed During Period	—	45,379	501,057	546,437	(341,066)	205,371
Paid During Period	—	(45,379)	(196,243)	(241,623)	(268,562)	(510,185)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$—	$—	$304,814	$304,814	$(304,814)	—

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
4-Year	0.00%	$—	0.00%	—	0.00%	$—
2-Year	0.00%	—	0.00%	—	0.00%	—
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	0.00%	—	0.00%	—	0.00%	—
Other/Unknown	4.60%	887,637,652	100.00%	22,597	100.00%	39,281

Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	$658,208,508	74.00%	$596,195,134	67.01%	$554,068,876	62.42%
31-60	20,765,706	2.33%	33,334,480	3.75%	49,400,268	5.57%
61-90	9,286,080	1.04%	9,899,232	1.11%	20,822,014	2.35%
91-120	4,757,133	0.53%	5,732,285	0.64%	6,249,496	0.70%
121-150	3,514,362	0.40%	3,168,515	0.36%	4,129,656	0.47%
151-180	3,725,917	0.42%	2,178,017	0.24%	2,136,733	0.24%
181-210	880,916	0.10%	3,172,217	0.36%	1,911,481	0.22%
211-240	—	0.00%	527,686	0.06%	2,322,388	0.26%
241-270	—	0.00%	—	0.00%	327,788	0.04%
270+	—	0.00%	—	0.00%	—	0.00%

Total repayment	$701,138,621	78.83%	$654,207,565	73.54%	$641,368,699	72.26%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	109,833,264	12.35%	134,617,447	15.13%	144,995,172	16.33%
Forbearance	78,508,863	8.83%	100,523,084	11.30%	101,273,781	11.41%
Claims in Process	—	0.00%	304,814	0.03%	—	0.00%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$889,480,748	100.00%	$889,652,910	100.00%	$887,637,652	100.00%

Loans by Status (#)	10/13/05 Closing	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	17,528	77.15%	16,003	70.63%	15,014	66.44%
31-60	581	2.56%	873	3.85%	1,285	5.69%
61-90	230	1.01%	277	1.22%	521	2.31%
91-120	121	0.53%	144	0.64%	170	0.75%
121-150	92	0.40%	84	0.37%	111	0.49%
151-180	95	0.42%	61	0.27%	57	0.25%
181-210	23	0.10%	79	0.35%	53	0.23%
211-240	—	0.00%	14	0.06%	60	0.27%
241-270	—	0.00%	—	0.00%	9	0.04%
270+	—	0.00%	—	0.00%	—	0.00%

Total repayment	18,670	82.18%	17,535	77.39%	17,280	76.47%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	2,276	10.02%	2,823	12.46%	3,010	13.32%
Forbearance	1,772	7.80%	2,296	10.13%	2,307	10.21%
Claims in Process	—	0.00%	5	0.02%	—	0.00%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	22,718	100.00%	22,659	100.00%	22,597	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
ASA	4.81%	$30,168,136	3.40%	574	2.54%	52,558
Great Lakes	4.59%	857,469,516	96.60%	22,023	97.46%	38,935

Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
(current month)
ACS	4.81%	$30,168,136	3.40%	574	2.54%	100.00%
Great Lakes	4.59%	857,469,516	96.60%	22,023	97.46%	100.00%

Total	4.60%	$887,637,652	100.00%	22,597	100.00%	100.00%

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 01/25/06

Current	Collection Period - December 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
Subsidized Stafford	0.00%	$—	0.00%	—	0.00%	$—
Unsubsidized Stafford	0.00%	—	0.00%	—	0.00%	—
PLUS	0.00%	—	0.00%	—	0.00%	—
Consolidation	4.60%	887,637,652	100.00%	22,597	100.00%	39,281
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
<4%	3.22%	396,737,698	44.70%	11,102	49.13%	$35,736
4-5%	4.33%	204,822,269	23.07%	5,098	22.56%	40,177
5-6%	5.37%	91,187,741	10.27%	2,220	9.82%	41,076
6-7%	6.41%	70,055,562	7.89%	1,467	6.49%	47,754
7-8%	7.47%	50,279,241	5.66%	1,006	4.45%	49,979
8+%	8.18%	74,555,141	8.40%	1,704	7.54%	43,753

Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
	(current month)					(prior month)
0-60	$43,340	0.00%	2	0.01%	$21,670	$14,614
61-120	1,940,974	0.22%	148	0.65%	13,115	12,301
121-180	29,324,462	3.30%	1,798	7.96%	16,309	16,272
181-240	295,058,793	33.24%	10,983	48.60%	26,865	26,902
241-300	209,262,413	23.58%	5,342	23.64%	39,173	39,452
301-360	250,160,484	28.18%	3,287	14.55%	76,106	76,935
361+	101,847,186	11.47%	1,037	4.59%	98,213	97,373

Total	$887,637,652	100.00%	22,597	100.00%	$39,281	$39,271

Note Interest Rates	9/26/05	10/25/05	11/25/05	12/27/05	1/25/05	01/25/06 Note Balance
Senior FRN:
A-1			4.24%	4.24%	4.24%	308,000,000
A-2			4.35%	4.35%	4.35%	101,799,000
A-3			4.39%	4.39%	4.39%	247,046,000
A-4			4.42%	4.42%	4.42%	303,155,000

Subtotal						960,000,000
Subordinate FRN:
B-1			4.75%	4.75%	4.75%	40,000,000

Subtotal						40,000,000

Total						$1,000,000,000

Admin Acct. Accrual	9/26/05	10/25/05	11/25/05	12/27/05	Change	1/25/06
Servicing Fees			$65,713	$82,576	$(20,057)	$62,519
Administration Fees			—	—	—	—

Total				$82,576		$62,519

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Add-on Consol acct.			$95,893	$140,350	$1,280	$141,630
Prefunding acct.			133,836	145	13	158

Total				$140,495	$1,293	$141,788